SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

JENNY CRAIG, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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JENNY CRAIG, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 8, 2001

The Stockholders of Jenny Craig, Inc.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Jenny Craig, Inc. (the “Company”) will be held at the Hilton La Jolla Torrey Pines Hotel, 10950 North Torrey Pines Road, La Jolla, California 92037, on Thursday, November 8, 2001, at 2:00 p.m. (Pacific Standard Time), for the following purposes:

1.	To elect eight directors for terms of one year each and until their successors are duly elected and qualified;

2.	To ratify the appointment of KPMG LLP as independent certified public accountants for fiscal year 2002;

3.	To approve an amendment to the 1991 Stock Option Plan of the Company; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on September 21, 2001 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting and at any adjournment thereof. A list of the stockholders entitled to vote at the meeting will be available for examination by a stockholder for any purposes germane to the meeting during ordinary business hours during the ten days prior to the meeting at the offices of the Company, 11355 North Torrey Pines Road, La Jolla, California 92037.

      You are cordially invited to attend this meeting. Whether you expect to attend the meeting or not, we encourage you to vote your shares by dating and signing the enclosed proxy and returning it as promptly as possible in the accompanying postage guaranteed envelope.

By order of the Board of Directors

Marvin Sears
Secretary

La Jolla, California

October 11, 2001

JENNY CRAIG, INC.

11355 North Torrey Pines Road
La Jolla, California 92037

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
November 8, 2001

      This Proxy Statement and the accompanying proxy are being furnished to stockholders of Jenny Craig, Inc. (the “Company”) in connection with the solicitation of the enclosed proxy by or on behalf of the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held at the Hilton La Jolla Torrey Pines Hotel, 10950 North Torrey Pines Road, La Jolla, California 92037, on November 8, 2001, at 2:00 p.m. and at any and all adjournments thereof. This Proxy Statement and the accompanying proxy are being first mailed on or about October 11, 2001.

PROXY; VOTING

      When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting and at any adjournment thereof as directed by the stockholder executing the proxy, unless it is earlier revoked. If no directions are given on the proxy with respect to any particular matter to be acted upon at the Annual Meeting or at any adjournment thereof, the shares represented by the proxy will be voted in favor of such matter. Any stockholder executing and delivering the proxy has the right to revoke it at any time before the authority granted thereby is exercised, by the due execution of another proxy bearing a later date or by written notification of revocation to the Secretary of the Company. Stockholders who are present in person at the Annual Meeting may also revoke their proxy and vote in person if they so desire.

      At September 21, 2001, the Company had outstanding 20,688,971 shares of Common Stock. Each share of Common Stock entitles its owner to one vote upon each matter to come before the Annual Meeting. Only stockholders of record at the close of business on September 21, 2001 (the “Record Date”) will be entitled to vote at the Annual Meeting and at any adjournment thereof.

      The election of directors and the approval of the proposed amendment to the 1991 Stock Option Plan of the Company each require a plurality of the votes cast. Broker non-votes will not have any effect on the proposals being submitted to stockholders at the 2001 Annual Meeting. However, such broker non-votes are counted towards the establishment of a quorum. Votes returned by proxy to the Company’s transfer agent will be tabulated by the transfer agent. The Company’s transfer agent will act as Inspector of Election at the meeting and will count the votes based on the votes returned by proxy and votes cast at the meeting.

SOLICITATION OF PROXIES

      This solicitation of proxies is being made by the Board of Directors of the Company and the expenses thereof will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitations may be made by telephone, telegraph, or personal interview by officers of the Company. The Company expects to reimburse brokerage houses, banks and other fiduciaries for reasonable expenses of forwarding proxy materials to beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

      The following table and the notes thereto set forth information as of September 1, 2001, relating to beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”)) of the equity securities of the Company, SJF Enterprises, Inc. (“SJF”) and Craig Enterprises, Inc. (“Craig Enterprises”) by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of the voting stock of the Company, SJF or Craig Enterprises, (ii) each director and nominee of the Company and each of the executive officers named in the Summary Compensation Table and (iii) all directors and executive officers of the Company as a group:

	Number of
	Shares of
	Common Stock
	of the Company
	Beneficially		Percent
Name of Beneficial Owner	Owned(1)(2)		Ownership

Sidney Craig(3)	14,212,500		68.7%

Jenny Craig(3)	14,212,500		68.7%

SJF Enterprises, Inc.(3)	13,838,600		66.9%

Dimensional Fund Advisors Inc.(5)	1,224,700		5.9%
1299 Ocean Avenue, 11th Floor Santa Monica, California 90401

Scott Bice	19,000	(4)	*

Marvin Sears	19,500	(4)	*

Andrea Van de Kamp	18,000	(4)	*

Robert Wolf	18,000	(4)	*

Patricia Larchet	230,000	(4)	1.1%

Duayne Weinger	174,300	(4)	*

Alan Dobies	67,100	(4)	*

All directors and executive officers as a group (16 persons)(3)(4)	14,884,830		69.7%

*	Less than 1%.

(1)	The Common Stock is the only class of equity securities of the Company outstanding.

(2)	Except as otherwise noted, all persons listed in the table have sole voting and investment power with respect to their shares, subject to the rights of their spouses under applicable community property laws.

(3)	The address for these beneficial holders is: Jenny Craig, Inc., 11355 North Torrey Pines Road, La Jolla, California 92037. SJF and its wholly-owned subsidiary, DA Holdings, Inc., are the record owners of the aggregate number of shares set forth opposite SJF’s name. Because of the facts described below, Sidney and Jenny Craig may be deemed to be the beneficial owners of these shares pursuant to Rule 13d-3 under the Exchange Act. The only class of equity securities outstanding of SJF is common stock, par value $.01 per share, of which 980 shares are outstanding and beneficially owned by Craig Enterprises. The only equity securities outstanding of Craig Enterprises are 87,820 shares of common stock, par value $.01 per share, which are beneficially owned (as defined in Rule 13d-3 of the Exchange Act) by Sidney and Jenny Craig. Sidney and Jenny Craig each are directors and the Company’s Chairman and Chief Executive Officer and Chairman of the Executive Committee, respectively. See “Nominees for Election to Board of Directors.” Sidney and Jenny Craig hold their shares of Craig Enterprises common stock as community property and exercise joint voting and investment power with respect to such shares. Of the 14,212,500 shares shown as beneficially owned by Sidney Craig and Jenny Craig as of September 1, 2001, 13,838,600 are the shares beneficially owned by SJF on such date and 373,900 are shares owned by The Sidney and Jenny Craig Foundation of which Sidney Craig is President and a director and Jenny Craig is Vice President and Chief Financial Officer and a director.

(4)	Includes shares of Common Stock which may be acquired as of September 1, 2001 or within 60 days thereafter pursuant to the exercise of options as follows: Scott Bice (18,000); Marvin Sears (19,500);

Andrea Van de Kamp (18,000); Robert Wolf (18,000); Patricia Larchet (230,000); Duayne Weinger (165,000); and Alan Dobies (67,100).

(5)	Based solely on information contained in the Schedule 13G of Dimensional Fund Advisors Inc. filed with the Securities and Exchange Commission on February 2, 2001, which indicates that Dimensional Fund Advisors Inc. is the beneficial owner of 1,224,700 shares of Common Stock and possesses sole dispositive power with respect to all of the shares of Common Stock beneficially owned by it. Dimensional Fund Advisors Inc. disclaims beneficial ownership of the 1,224,700 shares of Common Stock described in this paragraph.

ELECTION OF DIRECTORS

      The Company’s Board of Directors consists of eight members. Eight directors will be elected at the Annual Meeting to serve until the 2002 Annual Meeting or until their successors are duly elected and qualified. Proxies representing shares of Common Stock held on the record date which are returned duly executed will be voted, unless otherwise specified, in favor of the eight nominees for the Board of Directors named below. All such nominees are members of the present Board of Directors. All nominees have consented to serve if elected, but should any nominee be unavailable to serve (which event is not anticipated), the persons named in the proxy intend to vote for such substitute nominee as the Board of Directors may recommend. SJF, which beneficially owned 13,838,600 shares of the Company’s Common Stock as of the Record Date (representing approximately 66.9% of the Common Stock outstanding as of the Record Date), intends to vote for the election of the nominees listed below, thereby assuring the presence of a quorum and their election.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

      The following table sets forth certain information with respect to each nominee

Name	Age	Title

Sidney Craig(1)	69	Chairman of the Board and Chief Executive Officer

Jenny Craig(1)	69	Chairman of the Executive Committee

Scott Bice(2)(3)(4)	58	Director

Patricia Larchet	39	President, Chief Operating Officer and Director

Marvin Sears(1)(3)(4)	74	Secretary and Director

Andrea Van de Kamp(2)(3)(4)	57	Director

Duayne Weinger	52	Vice-Chairman and Chief Administrative Officer

Robert Wolf(3)	59	Director

(1)	Member of Executive Committee.

(2)	Member of Performance Compensation Committee.

(3)	Member of Audit Committee.

(4)	Member of Compensation Committee.

      Sidney Craig has been Chairman of the Company or its predecessors since 1983 and served as Chief Executive Officer from 1983 through April, 1994. In October 1997, Mr. Craig was elected Chief Executive Officer of the Company.

      Jenny Craig has served as Chairman of the Executive Committee since September 2000, as Vice-Chairman of the Company from September, 1991 to September, 2000, as President and Chief Operating Officer of the Company or its predecessors from 1983 to August, 1991 and as a director of the Company or its predecessors from 1983 to date. Mrs. Craig served as President of the Company from October 1997 through December, 1998. Sidney and Jenny Craig are husband and wife.

      Marvin Sears, a director of the Company since July 1989, has served as the Secretary of the Company since June, 1991, and as Assistant Secretary of the Company from August 1985 to June, 1991. Mr. Sears is a practicing attorney in Los Angeles, California where, since May 1989, he has been a partner in the law firm of Proskauer Rose LLP, counsel to the Company during fiscal 2001 and currently. From June 1960 until May 1989, Mr. Sears was a senior partner of the Los Angeles law firm of Pacht, Ross, Warne, Bernhard & Sears, Inc. and its successor, Shea & Gould. Mr. Sears is a member of the Board of various privately-owned business enterprises.

      Scott Bice has served as a director of the Company since February, 1995. Mr. Bice is the Robert C. Packard Professor of Law at the University of Southern California Law Center and served as Dean of the University of Southern California Law Center from 1980 until June, 2000. Mr. Bice serves as a director of various privately-owned corporations.

      Andrea Van de Kamp has served as a director of the Company since August, 1994. Ms. Van de Kamp was Senior Vice President and Managing Director of West Coast Operations, Sotheby’s, from 1989 through May, 1997 and has been Chairman, West Coast Operations of Sotheby’s since May, 1997. Prior to joining Sotheby’s, Ms. Van de Kamp was President and Chief Executive Officer of the Independent Colleges of Southern California, and is a director of The Walt Disney Co. and City National Corporation.

      Robert Wolf has served as a director of the Company since February, 1995. Mr. Wolf is a Managing Partner of Bob Wolf Partners, a marketing and advertising consulting company. Mr. Wolf was the Chairman and Chief Executive Officer of Chiat/ Day North America, an advertising firm, from 1989 through November, 1995.

      Patricia Larchet, a director of the Company since September, 2000, has served as the President and Chief Operating Officer of the Company since December, 1999. Prior to serving as the Company’s President, Ms. Larchet was General Manager of the Australian division of the Company. Ms. Larchet has worked for the Company since 1985.

      Duayne Weinger has served as the Chief Administrative Officer of the Company since December, 1999, and as Vice-Chairman of the Company since September, 2000. From 1994 until joining the Company, Mr. Weinger was a private investor. From 1987 until 1994, Mr. Weinger owned and operated franchised Centres of the Company. Mr. Weinger is the son-in-law of Sidney and Jenny Craig.

Board Meetings and Committees

      The Company’s Board of Directors held five meetings in fiscal year 2001. The Board of Directors established standing Audit and Compensation Committees in August, 1991 and in November, 1997 established a Performance Compensation Committee. During fiscal 2001, each member of the Board of Directors attended 75% or more of the meetings of the Board of Directors and of each committee of the Board of which such person was a member, except that Patricia Larchet only attended 50% of the two meetings that occurred since she was elected to serve as a member of the Board of Directors in September, 2000.

      The functions of the Compensation Committee generally are to determine and oversee the Company’s policies with respect to the compensation of the executive officers of the Company. The Performance Compensation Committee, consisting solely of members of the Compensation Committee who, to the extent legally required, qualify as “Outside Directors” under Section 162(m) of the Internal Revenue Code and as “Non-Employee Directors” under rule 16b-3(c) of the Securities Exchange Act of 1934, as amended, administers the Stock Option Plan of the Company. In addition, the Performance Compensation Committee is responsible for awarding compensation intended to qualify for the exception for performance-based compensation under Section 162(m) of the Code. The Compensation Committee did not hold any meetings during fiscal 2001. During fiscal year 2001, the Performance Compensation Committee held one meeting.

      The Board has adopted a written charter for the Audit Committee, attached as Exhibit A. The members of the Audit Committee are independent (as independence is defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards). During fiscal year 2001, the Audit Committee held three meetings.

REPORT OF AUDIT COMMITTEE

      The functions of the Audit Committee include (a) monitoring the integrity of the Company’s financial reporting process and systems of internal controls and the independence and performance of the Company’s independent auditors; (b) providing an avenue of communication among the independent auditors, management and the Board; (c) reviewing the Company’s annual audited financial statements and discussing with management and the auditors significant accounting issues, financial risks and exposures and significant findings of the independent auditors; (d) approving the fees and other significant compensation paid to the independent auditors and requiring the auditors to submit on a periodic basis a written statement delineating all relationships between the independent auditors and the Company; (e) reviewing the audit plan of the independent auditors and discussing the results of the audit with the independent auditors prior to the release of year end earnings; and (f) reviewing with the Company’s counsel legal matters that could have a significant impact on the Company’s financial statements.

      Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, KPMG LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America. The Audit Committee discusses with the Company’s independent auditors the overall scope and plans for the audit. The Audit Committee meets with the Company’s senior financial management and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.

      In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements of the Company for fiscal year 2001 with management and the independent auditors. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as amended by SAS 90. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees). The Audit Committee also discussed with KPMG LLP its independence. Based on the review and discussions referred to in this report and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in its charter, the Audit Committee recommended to the Board that the audited financial statements of the Company for fiscal year 2001 be included in the Company’s Annual Report on Form 10-K for filing with the United States Securities and Exchange Commission.

      The Audit Committee relies without independent verification on the information presented to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principals or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with generally accepted accounting principles or that KPMG LLP is in fact independent.

Scott Bice
Marvin Sears
Andrea Van de Kamp
Robert Wolf
Members of the Audit Committee

Independent Auditor Fees

      The following table sets forth the aggregate fees billed to the Company for the fiscal year ended June 30, 2001, by the Company’s independent auditor, KPMG LLP.

Audit Fees	$103,975

Financial Information Systems Design and Implementation Fees	—

All Other Fees(1)	479,252

Total Fees	$583,227

(1)	Principally tax preparation and advisory fees.

      The Audit Committee has considered and determined that the provision of service described above under “All Other Fees” is compatible with maintaining the auditor’s independence.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS AND DIRECTORS

Summary of Cash and Certain Other Compensation

      The following table sets forth certain information concerning the compensation for services rendered to the Company and its subsidiaries for the fiscal years ended June 30, 1999, 2000 and 2001 of the Company’s Chief Executive Officer and the four (4) remaining most highly compensated executive officers serving at June 30, 2001.

Summary Compensation Table

		Annual Compensation
						All
Name and Principal	Fiscal	Salary	Bonus	Other Annual	Options	Other
Position	Year	$	$	Compensation(4)	#	Comp.

Sidney Craig	2001	500,000
Chairman and Chief	2000	500,000
Executive Officer(1)	1999	500,000

Jenny Craig	2001	500,000
Chairman of the Executive	2000	500,000
Committee(1)	1999	500,000

Patricia Larchet(2)	2001	400,000	10,233	7,692		4,157	(3)
President and Chief	2000	298,052	48,465	57,221	500,000
Operating Officer	1999	125,180	45,667

Duayne Weinger	2001	390,000	7,692
Vice Chairman and Chief	2000	195,000			500,000
Administrative Officer

Alan Dobies	2001	219,160	16,500	4,231		2,790	(3)
Vice President,	2000	219,458	418	3,846	20,000	2,511	(3)
Corporate Services	1999	207,000	3,740	3,596		2,793	(3)

(1)	Mr. Craig was elected to the additional office of Chief Executive Officer in October 1997. Mrs. Craig served as President from October 1997 through December 1998.

(2)	Ms. Larchet was elected to the offices of President and Chief Operating Officer in December 1999.

(3)	Represents the Company’s contributions to the accounts of the named executive officers pursuant to the Company’s 401(k) plan.

(4)	Represents amounts paid to these persons for accrued vacation and sick leave which was not used.

Option Grants

      No options were granted to named executive officers during the fiscal year ended June 30, 2001.

Aggregated Options/SAR Exercises in Last Fiscal Year

and Fiscal Year-End Option/SAR Values

      The following table sets forth information with respect to the exercise of options during the fiscal year ended June 30, 2001, options held at the end of the fiscal year and the value of the unexercised options at the end of the fiscal year with respect to named executive officers.

					Value of Unexercised
			Number of Unexercised		In-the-Money
			Options/SARs at		Options/SARs at
	Shares		Fiscal Year-End(#)		Fiscal Year-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Patricia Larchet	0	0	230,000	335,000	0	0

Duayne Weinger	0	0	165,000	335,000	0	0

Alan Dobies	0	0	67,100	21,900	0	0

(1)	The closing price of the Company’s Common Stock on June 29, 2001, the last trading day of the fiscal year, as quoted on the New York Stock Exchange, was $1.50. Since August 16, 2001, the shares of the Company’s Common Stock have traded on the OTC Bulletin Board.

REPORT OF COMPENSATION COMMITTEE AND

PERFORMANCE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation Committee’s function is determining and overseeing the Company’s policies with respect to the compensation of the executive officers of the Company. The Performance Compensation Committee administers the Company’s Stock Option Plan and awards compensation intended to qualify for the exception for performance based compensation under Section 162(m) of the Internal Revenue Code. The Committee’s goal is to have a competitive compensation plan which provides appropriate incentives to executive officers based upon the performance of the Company and which attracts and retains key managers. The Committees currently intend to structure executive compensation in a manner that will enable the Company to deduct such compensation under the federal income tax laws.

      The compensation and/or severance arrangements of the Company’s Chairman and Chief Executive Officer, Sidney Craig, the Company’s Chairman of the Executive Committee, Jenny Craig, the Company’s President and Chief Operating Officer, Patricia Larchet, the Company’s Vice-Chairman and Chief Administrative Officer, Duayne Weinger and the Company’s Vice President, Corporate Services, Alan Dobies, was determined pursuant to the Company’s employment or severance agreements with these officers which are summarized below under “Employment Agreements.”

      The following description of the Company’s compensation policy applies to the executive officers other than the Chairman and Chief Executive Officer and Chairman of the Executive Committee.

      The compensation program of the Company for executive officers during fiscal 2001 consisted of cash compensation in the form of base salary and the Management Deferred Bonus Program described below. The fiscal 2001 base salaries for executive officers of the Company were determined in accordance with their employment agreements, or by the Chief Executive Officer of the Company.

      Executive officers of the Company are eligible to participate in the Management Deferred Bonus Program which provides for a bonus pool to be determined by the Board of Directors which cannot exceed 1% of operating income and specified percentages of the increase, if any, in operating income over the prior year. Amounts awarded under the Management Deferred Bonus Program are paid 25% in cash approximately 90 days after the end of the fiscal year with the remaining 75% deferred for five years and vesting 20% in each of those years. Because the Company did not have operating income during fiscal 2001, no awards were made under the Management Deferred Bonus Program.

      The stock option component of executive officer compensation is to reward management for performance over the long term as reflected in the Company’s stock price. Stock options only produce value to executives if the price of the Company’s stock appreciates, thereby directly linking the interests of executives with those of stockholders. No stock options were awarded to executive officers during fiscal 2001.

Compensation Committee	Performance Compensation Committee
Andrea Van de Kamp Marvin Sears Scott Bice	Andrea Van de Kamp Scott Bice

Employment Agreements

      The Company entered into employment agreements, effective November 5, 1991, with each of Sidney and Jenny Craig, members of its Board of Directors and indirect principal stockholders, and the Company’s Chairman and Chief Executive Officer and Chairman of the Executive Committee, respectively. Each of the employment agreements was for a term of three years (which has been extended as described below), and provides for annual compensation of $500,000 plus an annual bonus of .5% of operating income if operating income increases by 16% or more over the prior year, and 1% of operating income if operating income increases by 25% or more over the prior year, provided that the annual bonus is to be pro rated for the fiscal year in which the employment agreements terminate. Each of the employment agreements has been extended on the same terms and conditions, such extensions to be automatic, on a year-by-year basis, subject to the right of either party to terminate the employment agreement at the end of any employment year during the extended term by written notice given 60 days prior to the termination date.

      The Company has entered into an employment agreement with Patricia Larchet providing for her employment as President and Chief Operating Officer of the Company. Ms. Larchet’s annual base salary under the agreement is $400,000. If the Company terminates Ms. Larchet’s employment without cause, or if Ms. Larchet terminates her employment within ninety (90) days following a change of control of the Company, Ms. Larchet is entitled to receive a severance payment equal to one year’s salary payable in twelve (12) equal monthly installments.

      The Company has entered into an employment agreement with Duayne Weinger providing for his employment as Vice-Chairman and Chief Administrative Officer of the Company. Mr. Weinger’s base salary under the agreement is $30,000 per month. If the Company terminates Mr. Weinger’s employment without cause, or if Mr. Weinger terminates his employment within ninety (90) days following a change of control of the Company, Mr. Weinger is entitled to receive a severance payment equal to one year’s salary payable in twelve (12) equal monthly installments.

      The Company has entered into an agreement with Alan Dobies, Vice President, Corporate Services of the Company, under which Mr. Dobies is entitled to receive a severance payment equal to one year’s salary payable in twelve (12) equal monthly installments if the Company terminates Mr. Dobies’ employment without cause, or if Mr. Dobies terminates his employment within ninety (90) days following a change of control of the Company.

Stock Performance Graph

      Set forth below is a graph comparing the yearly percentage change in cumulative total stockholder return for the Company’s Common Stock compared to the cumulative total return of the Russell 2001 Stock Index and the Dow Jones Consumer Services Index. The graph and the values set forth in the table below assume $100.00 invested in Common Stock of the Company, the Russell 2001 Stock Index and the Dow Jones Consumer Services Index on June 30, 1996.

[PERFORMANCE GRAPH]

Measurement Period (Fiscal Year Covered)	6/30/96	6/30/97	6/30/98	6/30/99	6/30/00	6/30/01

Jenny Craig, Inc.	100.00	38.81	33.92	19.58	19.23	8.39
Russell 2001	100.00	116.33	135.53	137.56	157.27	158.30
Dow Jones Consumer Services	100.00	113.56	178.26	425.97	380.90	325.99

COMPENSATION OF DIRECTORS

      Outside directors are paid $5,000 per quarter plus $2,000 for each meeting of the Board of Directors and each meeting of a committee of the Board of Directors which takes place other than on the date of a Board meeting. Directors, including non-employee directors, are eligible to receive non-qualified options to purchase the Company’s Common Stock under the Company’s Stock Option Plan. Non-employee directors who became directors prior to November 1, 1996 received an option for 5,000 shares upon joining the Board and receive a grant of 500 shares on each anniversary thereof.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee is currently composed of Andrea Van de Kamp, Scott Bice, and Marvin Sears, and the Performance Compensation Committee is currently composed of Ms. Van de Kamp and Mr. Bice. Marvin Sears, a director and Secretary of the Company, is a partner in the law firm Proskauer Rose LLP, counsel to the Company during fiscal 2001 and currently. In addition, since May 1, 2001, Mr. Sears Marvin Sears has been providing consulting services to the Company in addition to his duties as a director and has been receiving monthly compensation of $10,000 for such consulting services.

Certain Transactions

      Sidney and Jenny Craig own all of the outstanding stock of Jenny Craig Weight Loss Centres (N.Z.) Limited, a New Zealand corporation which owns the 18 franchised Centres in New Zealand. For the year ended June 30, 2001, aggregate gross revenues to the Company from the New Zealand operation amounted to $3,733,000.

      In March, 1999, the Company entered into an agreement with Denise Altholz, the daughter of Jenny Craig, under which Ms. Altholz appears in certain of the Company’s commercials and performs related public relations services (the “Altholz Contract”). The Altholz Contract provides that Ms. Altholz will receive a monthly retainer of $5,000 plus a fee of $5,000 per day while appearing on behalf of the Company. In fiscal 2001, payments to Ms. Altholz for her services under the Altholz Contract totaled $10,000. The Altholz Contract was terminated effective September 1, 2000.

      In December, 1999, the Company entered into an employment agreement with Duayne Weinger, the son-in-law of Sidney and Jenny Craig. See “Employment Agreements.”

APPROVAL OF AMENDMENT TO THE COMPANY’S 1991 STOCK OPTION PLAN

The Amendment

      The Board of Directors has adopted an amendment (the “Plan Amendment”) to the 1991 Stock Option Plan of the Company (the “Option Plan”) that extends the expiration date of the Option Plan by two years to August 28, 2003.

      The extension of the term of the Option Plan was adopted by the Board because there still remain shares with respect to which options may be granted under the Option Plan and allowing the Option Plan to expire would frustrate the Option Plan’s primary purposes of enabling the Company to attract and retain the most qualified persons as key employees, providing such employees with appropriate long term incentives, and more closely aligning such employees’ interests with those of the Company’s stockholders by providing them, over time, with the opportunity to acquire a meaningful equity interest in the Company. As of September 1, 2001, 630,240 shares were available for future option grants.

      The section of the Option Plan proposed to be amended by the Plan Amendment is attached as Exhibit B and is marked to show the change proposed to be effected by the Plan Amendment.

Summary of Option Provisions

      The following summary describes the principal provisions of the Option Plan, indicating the changes effected by the Plan Amendments.

      The Option Plan was adopted in October 1991 and amended on November 1994 and November 3, 1999. The Option Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to key employees, and of nonqualified stock options to key employees, directors and members of the Company’s Advisory Board. The Option Plan is administered by the Performance Compensation Committee (the “Committee”).

      The Committee selects the optionees, authorizes the grant of options and determines the exercise price, term and vesting schedule for options, subject to the limitations that the exercise price may not be less than fair market value on the date of grant, no option may be exercisable more than 10 years after the date of grant, and with certain exceptions, no option may become exercisable prior to the expiration of six months from the date of grant. An optionee cannot receive options to purchase more than 500,000 shares in any calendar year provided that to the extent the Committee does not grant options to purchase 500,000 shares to an individual in any calendar year, the shortfall is carried forward and added to the number of shares for which options may be granted in a subsequent fiscal year. All options granted under the Option Plan are nontransferable except under applicable laws of descent or distribution and may be exercised only by the Optionee or the Optionee’s estate.

      The exercise price for an option may be paid in cash, shares of Common Stock valued at their then fair market value or as otherwise permitted by the Committee. Unless otherwise determined by the Committee, all options will terminate if an Optionee’s employment is terminated, except that an option may be exercised for a specified period of time following involuntary termination of employment without cause, normal retirement, disability or death.

      As amended, the Option Plan will expire on August 28, 2003, unless terminated earlier by the Board of Directors. The Option Plan may be amended by the Board of Directors without stockholder approval, except that no amendment which increases the maximum aggregate number of shares which may be issued under the Option Plan, reduces the exercise price below fair market value on the date of grant or changes the class of persons who are eligible to participate in the Option Plan, may be made without the approval of the stockholders of the Company.

      SJF, which beneficially owned 13,838,600 shares of the Company’s Common Stock as of the Record Date (representing approximately 66.9% of the Common Stock outstanding as of the Record Date) intends to vote for approval of the amendments to the Option Plan, thereby assuring such approval.

RATIFICATION OF INDEPENDENT AUDITORS

      The Board of Directors, acting on the recommendation of its Audit Committee, has selected the firm of KPMG LLP to conduct an audit, in accordance with generally accepted auditing standards, of the Company’s financial statements for the fiscal year ending June 30, 2002. KPMG LLP has served as independent auditors for the past seventeen fiscal years. A representative of that firm is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if so desired. This selection is being submitted for ratification at the meeting. SJF, which beneficially owned 13,838,600 shares of the Company’s Common Stock as of the Record Date (representing approximately 66.9% of the Common Stock outstanding as of the Record Date) intends to vote for ratification of the independent auditors, thereby assuring such ratification.

      The Board of Directors recommends that stockholders vote FOR ratification of KPMG LLP as independent auditors for the Company.

OTHER MATTERS; STOCKHOLDER PROPOSALS

      The Board of Directors is not aware presently of any matters to be presented at the Annual Meeting other than the matters set forth herein. If, however, other matters are properly brought before the Annual Meeting, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment on such matters. Stockholder proposals intended to be included in the proxy materials relating to the Annual Meeting of Stockholders expected to be held in 2002 must be received by the Company not later than June 13, 2002. A stockholder who intends to submit a proposal for the Company’s 2002 annual meeting that the stockholder does not intend to be included in the Company’s proxy materials in accordance with SEC rules must give notice to the Company prior to August 27, 2002. If the stockholder does not provide the Company with timely notice of such a proposal, the persons designated as management proxies on the Company’s proxy card may exercise their discretionary authority to vote on that proposal. If the stockholder does provide the Company with timely notice of such a proposal, depending on the circumstances, management’s proxies may not be able to exercise their discretionary authority to vote on the proposal. All stockholder proposals should be addressed to the Secretary of the Company.

ANNUAL REPORT

      The Company’s Annual Report to Stockholders containing audited financial statements for the year ended June 30, 2001 is being mailed herewith to all stockholders of record.

By order of the Board of Directors

Marvin Sears
Secretary

La Jolla, California

October 11, 2001

EXHIBIT A

CHARTER OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS OF JENNY CRAIG, INC.

I. Audit Committee Purpose

      The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Jenny Craig, Inc. (the “Company”) is appointed by the Board to assist the Board in fulfilling its oversight responsibilities. This Charter (the “Charter”) governs the Committee. The Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors.

•	Provide an avenue of communication among the independent auditors, management, and the Board.

      The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Composition and Meetings

      Committee members shall meet the requirements, if any, of the exchange or market where the Company’s securities are traded. The Committee shall consist of three or more directors as determined by the Board, each of whom shall be independent directors, free from any relationship that would, in the opinion of the Board, interfere with the exercise of his or her independent judgment.

      Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

      The Committee shall meet as frequently as its duties and circumstances dictate. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or any of these groups believe should be discussed. The Committee may ask members of management or others to attend meetings and to provide pertinent information. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

III. Committee Responsibilities and Duties

      The Committee shall have the following responsibilities and duties.

Review Procedures

      1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board for approval and have the document published at least every three years in accordance with SEC regulations.

      2. Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

      3. In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses, including the status of previous recommendations.

      4. Review with financial management and the independent auditors the company’s quarterly financial results prior to the release of earnings and/or the company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with the Accounting Standards Board of the American Institute of Certified Public Accountants Statement on Auditing Standards No. 61 (“SAS 61”) (see item 9, below). The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Auditors

      5. Review the independence and performance of the independent auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. The independent auditors are ultimately accountable to the Committee and the Board. The Committee and the Board have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

      6. Approve the fees and other significant compensation to be paid to the independent auditors.

      7. Ensure that the independent auditors submit on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Company. Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors. Recommend that the Board take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.

      8. Review the independent auditors audit plan — discuss scope, staffing, locations, reliance upon management, and general audit approach.

      9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss matters required to be communicated to audit committees in accordance with SAS 61.

      10. Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Internal Audit Department and Legal Compliance

      11. Review the appointment, performance, and replacement of the senior internal audit executive, if any.

      12. Review significant reports prepared by the internal audit department, if any, together with management’s response and follow-up to these reports.

      13. On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Committee Responsibilities

      14. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

      15. Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

      16. Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Code of Conduct.

EXHIBIT B

SECTION 11 OF 1991 STOCK OPTION PLAN

11. Termination, Amendment and Modification

      (a)  The Plan shall terminate at the close of business on August 28, 2003, unless terminated sooner as hereinafter provided, and no Option shall be granted under the Plan thereafter. The termination of the Plan shall not terminate any outstanding Options which by their terms continue beyond the termination date of the Plan. At any time prior to that date, the Board may terminate the Plan or suspend the Plan in whole or in part, or amend the Plan. Notwithstanding the foregoing, however, no such action may, without the approval of the stockholders of Jenny Craig, increase the total number of Shares which may be acquired upon exercise of Options granted under the Plan; reduce the Minimum Exercise Price at which any Option may be exercised below the Minimum Exercise Price; change the class of persons eligible to be Participants; or, unless no longer required as a condition of compliance with the requirements of Rule 16b-3, change the number of Options to be granted to non-employee directors, or materially increase the benefits accruing to non-employee directors hereunder.

      (b)  Nothing contained in this Section 11 shall be deemed to prevent the Board or the Committee from authorizing amendments of outstanding Options of Participants including, without limitation, the reduction of the exercise price specified therein (or the granting or issuance of new Options at a lower exercise price upon cancellation of outstanding Options), so long as all Options outstanding at any one time shall not call for issuance of more Shares than the remaining number provided for under the Plan and so long as the provisions of any amended Options would have been permissible under the Plan if such Option had been originally granted or issued as of the date of such amendment with such amended terms. Notwithstanding anything to the contrary contained in this Section 11, no termination, amendment, or modification of the Plan may, without the consent of the Participant or the transferee of his Option, alter or impair the rights and obligations arising under any then outstanding Option.

B-1

PROXY

JENNY CRAIG, INC.

11355 North Torrey Pines Road, La Jolla, California 92037

This Proxy is solicited by the Board of Directors
for the Annual Meeting of Stockholders of Jenny Craig, Inc.
called for Thursday, November 8, 2001

The undersigned hereby appoints Sidney Craig, Jenny Craig, and Marvin Sears, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to vote and represent as designated below all shares of common stock of Jenny Craig, Inc. held of record by the undersigned at the Annual Meeting of Stockholders of Jenny Craig, Inc. to be held at the Hilton La Jolla Torrey Pines Hotel, 10950 North Torrey Pines Road, La Jolla, California 92037, on Thursday, November 8, 2001, at 2:00 p.m. (Pacific Standard Time) and at any and all adjournments or postponements thereof.

(Continued and to be signed on reverse side)

^ FOLD AND DETACH HERE ^

Please mark your vote as indicated in this example.	[X]

	FOR all nominees listed	WITHHOLD AUTHORITY
	below (except as	to vote for all
	marked to the contrary)	nominees listed			FOR	AGAINST	ABSTAIN

1. ELECTION OF DIRECTORS:	[ ]	[ ]	2.	Proposal to approve the appointment of KPMG LLP as independent auditors.	[ ]	[ ]	[ ]

NOMINEES:	01 Sidney Craig 04 Scott Bice 07 Patricia Larchet 02 Jenny Craig 05 Andrea Van de Kamp 08 Duayne Weinger 03 Marvin Sears 06 Robert Wolf		3.	Proposal to approve an amendment to the 1991 Stock Option Plan of the Company.	[ ]	[ ]	[ ]

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)			4.	In their discretion upon any and all such other matters as may properly come before the meeting or any adjournment or postponement thereof.

				THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

Signature	Signature (if held jointly)	Dated:	, 2001

Note. Please date this Proxy and sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

^   FOLD AND DETACH HERE   ^

YOUR VOTE IS IMPORTANT TO THE COMPANY

PLEASE SIGN AND RETURN YOUR PROXY BY
TEARING OFF THE TOP PORTION OF THIS SHEET
AND RETURNING IT IN THE ENCLOSED POSTPAID ENVELOPE